                                                                   Exhibit 99.12

                          CapRock Telecommunications Corp.
                      Computation of Earnings Per Common Share

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
                                                 Basic Earnings Per Share
                                       ----------------------------------------------
                                           Six Months Ended      Three Months Ended
                                                June 30,               June 30,
                                       ----------------------------------------------
                                        1997          1998         1997        1998
                                        ----          ----         ----        ----
Numerator:
Net income                          $   428,715   $ 1,785,274  $   521,496      888,033
                                    -----------   -----------  -----------   ----------
Denominator:

Denominator for basic earnings
  Per share - weighted average
  Shares outstanding                 10,398,954    10,398,954   10,398,954   10,398,954
Effect of dilutive securities:
  Employee stock options                      -       177,047            -      177,341
                                    -----------   -----------  -----------   ----------
                                     10,398,954    10,576,001   10,398,954   10,576,295
                                    -----------   -----------  -----------   ----------
                                    -----------   -----------  -----------   ----------

     Basic earnings per share              $.04          $.17         $.05         $.09
                                           ----          ----         ----         ----
                                           ----          ----         ----         ----

     Dilutive earnings per share           $.04          $.17         $.05         $.08
                                           ----          ----         ----         ----
                                           ----          ----         ----         ----
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